As filed with the Securities and Exchange Commission on August 8, 1997

                                                  Registration No. 333- _____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  Containing a Reoffer Prospectus on Form S-3
                             -----------------------

                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)



                 Delaware                                       04-3186320
(State or other jurisdiction of incorporation)                (IRS Employer
                                                             Identification
                                                                 Number)

                                 142 North Road
                          Sudbury, Massachusetts 01776
                                 (508) 371-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         1997 Director Stock Option Plan
                Key Officer Non-Qualified Stock Option Agreements
                            (Full title of the plans)

                                Harry G. Mitchell
                             Chief Financial Officer
                            FOCUS Enhancements, Inc.
                                 142 North Road
                          Sudbury, Massachusetts 01776
                                 (508) 371-2000
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             John A. Piccione, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                             -----------------------



                         CALCULATION OF REGISTRATION FEE
                                                                      Proposed
                                                                       Maximum              Proposed
  Title of Each Class of Securities to         Amount to           Offering Price            Maximum               Amount of
              be Registered                  be Registered            Per Share          Offering Price        Registration Fee
                                          --------------------  --------------------- ---------------------  ---------------------

1997 Director Stock Option Plan
Common Stock, par value $.01 per
share                                         800,000(1)                $1.88              $1,504,000               $455.75
                                              200,000(2)                $2.42              $  484,000               $146.67

Key Officer Non-Qualified Stock
Option Agreements
Common Stock, par value $.01 per              250,000(1)                $1.75              $  437,500               $132.57
share                                         670,000(1)                $1.88              $1,259,600               $381.51

(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) Of the 1,000,000 shares of common stock reserved for issuance under the 1997 Director Stock Option Plan, options for 200,000 shares have not to date been issued, and the price of $2.42, which is the average of the high and low bid price reported on the Nasdaq Stock Market Small-Cap Market System on August 5, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) under the Act.


                                      (ii)

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 which relates to the Registrant's Common Stock offered pursuant to the Company's 1997 Director Stock Option Plan and Key Officer Non-Qualified Stock Option Agreements. This Registration Statement also includes a Prospectus prepared in accordance with Part I of Form S-3 which relates to the reoffer or resale by the Company of certain shares of the Registrant's Common Stock covered by the Prospectus prepared in accordance with the requirements of Form S-8.

                                      (iii)

                              Subject to Completion
                  Preliminary Prospectus Dated August 8, 1997


PROSPECTUS

                            FOCUS Enhancements, Inc.
                        1,920,000 Shares of Common Stock

         This Prospectus relates to 1,920,000 shares of Common Stock, $.01 par value per share ("Common Stock" or the "Shares"), of FOCUS Enhancements, Inc. (the "Company", the "Registrant" or "FOCUS") consisting of (i) 920,000 Shares which may be offered hereby from time to time by the Key Officers named herein (the "Key Officers"), which Shares are issuable by the Company to such officers upon exercise of options (the "Officer Options") pursuant to Key Officer Non-Qualified Stock Option Agreements and which may be offered by the Key Officers for their own benefit, and (ii) 1,000,000 Shares which are issuable by the Company upon exercise of options (the "Director Options" and, together with the Officer Options, the "Options") pursuant to the 1997 Director Stock Option Plan (the "Director Plan") which may be offered from time to time by the Director optionees named herein (the "Director Optionees" and, together with the Key Officers, the "Optionees") for their own benefit. To the extent that the Options are exercised, the Company will receive proceeds equal to the exercise price of the Options.

         All Shares to be registered hereby are to be offered by the selling stockholders listed herein (the "Selling Stockholders"), and the Company will receive no proceeds from the resale by the Selling Stockholders of the Shares. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribute to payments which such Selling Stockholders may be required to make in respect thereof.

         The Company's Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and traded on the NASDAQ SmallCap Market under the symbol "FCSE". The last reported bid price of the Common Stock on the NASDAQ SmallCap Market on August 5, 1997 was $2.40625 per share.
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COM-
                MISSION OR ANY STATE SECURITIES COMMISSION PASSED
                      UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
            DEGREE OF RISK. SEE "RISK FACTORS" AT PAGES 3 THROUGH 6.
                             ----------------------

         It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Common Stock registered hereby. The Company will pay the other expenses of this offering. See "PLAN OF DISTRIBUTION". The offer of 1,920,000 shares of Common Stock by the Selling Stockholders as described in this Prospectus is referred to as the "Offering".
                             ----------------------

                 The date of this Prospectus is August 8, 1997.

         No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or the information contained or incorporated by reference herein is correct at any time subsequent to the date hereof.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copies obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically by means of the Commission's home page at http://www.sec.gov. This prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Act omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and the Exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be made to the Company at its principal executive offices, 142 North Road, Sudbury, Massachusetts 01776,
Attention: Harry G. Mitchell, telephone (508) 371-2000.


                                   THE COMPANY

         The Company's principal executive offices are located at 142 North Road, Sudbury, Massachusetts 01776, and the telephone number is (508) 371-2000.

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. The following factors, in addition to those discussed elsewhere in the Prospectus, should be considered carefully in evaluating the Company and its business.

         Future Capital Needs. At March 31, 1997, the Company had working capital of $1,255,820, cash and cash equivalents of $1,300,717 and was fully drawn on its $900,000 line of credit (approximately $800,000 at March 31, 1997) with its bank and its $1.5 million term note with an unaffiliated lender.
Historically, the Company has been required to meet its short- and long-term cash needs through debt and the sale of Common Stock in private placements in that cash flow from operations has been insufficient. During 1996, the Company received approximately $6,116,000 in net proceeds from the exercise of warrants, stock options and the sale of Common Stock. During the three month period ended March 31, 1997, the Company received approximately $1,997,000 in net proceeds from the exercise of warrants, stock options and the sale of Common Stock.

         The Company's future capital requirements will depend on many factors, including cash flow from operations, continued progress in its research and development programs, competing technological and market developments, and the Company's ability to market its products successfully. During 1997, the Company may be required to raise additional funds through equity or debt financing, of which there can be no assurance. Any equity financing could result in dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not available, the Company may be required to curtail its activities significantly.

         Reliance on Major Customers. In the year ended December 31, 1996, approximately 23% and 15% of the Company's revenues were derived from sales to Zenith Electronics, Inc. ("Zenith") and Ingram Micro D ("Ingram"), a national distributor, respectively. For the three months ended March 31, 1997, approximately 29% of the Company's revenues were derived from sales to Ingram and approximately 8% were derived from sales to Zenith. Management expects that sales to Zenith and Ingram will continue to represent a significant percentage of the Company's future revenues. In October 1996, the Company entered into a two-year exclusive agreement with Zenith, under which Zenith must purchase at least $12,000,000 of PC-to-TV conversion products in 1997 and at least $30,000,000 of these products in 1998 in order to maintain exclusivity. There can be no assurances, however, that Zenith will purchase the minimum quantities. Further, if the contract were to be terminated by Zenith, there would be a material adverse effect to the Company and its business.

          In the year ended December 31, 1996, and for the three months ended March 31, 1997, approximately 8% and 15%, respectively, of the Company's net sales were derived from sales of the Company's L-TV product to Apple Computer, Inc. ("Apple"). In August 1994, the Company entered into a two year Master Purchase Agreement with Apple under which Apple agreed to bundle and distribute the Company's L-TV product with Apple's "Presentation System" product offering. This agreement expired in August 1996. In the first quarter of 1997, the Company received significant additional volume orders from Apple for shipment in the first and second quarters of 1997. The Company believes that in 1997, Apple will be a major customer. Although the orders are irrevocable and non-cancelable, no assurances can be given that Apple will take delivery on the products or continue to order products from the Company.

         History of Operating Losses. The Company has experienced limited profitability since its inception. Although the Company reported net income of $328,761 in the year ended December 31, 1995, the Company incurred net losses of $3,726,606, $4,458,483 and $9,208,431 in the years ended December 31, 1993, 1994 and 1996, respectively. There can be no assurance that the Company will return to profitability in 1997.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements for the year ended December 31, 1996 to the effect that the Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by its entrance into established markets and the competitive environment in which the Company operates.

         Limited Availability of Capital under Credit Arrangements with Lenders. The Company maintains a $900,000 line of credit with Silicon Valley Bank. As of March 31, 1997, approximately $800,000 is owed to the Bank under the line of credit. Pursuant to its agreement with the Bank, the line of credit terminated in April 1996, and was extended until March 7, 1997. At December 31, 1996, the Company was in violation of certain debt covenants relating to the line of credit with its commercial bank. In March 1997, the Company received a waiver of the covenants from the commercial bank, a revision of the loan covenants and an agreement to extend the line until March 1998.

         In October 1994, the Company borrowed $2,500,000 from an unaffiliated lender to help finance its inventory and accounts receivable under its Master Purchase Agreement with Apple. The Company issued to this unaffiliated lender its term note in the aggregate principal amount of $2,500,000. The term note accrues interest at the revolving rate of prime plus 2%, is payable quarterly in arrears at the end of December, March, June, and September, and was due February 1, 1996. The term note was originally secured by those specific assets financed under the agreement with Apple, including accounts receivable, finished goods, inventory, raw materials, work-in-process and contract rights arising under the Apple agreement. The Company utilized the proceeds of this term note to finance purchase orders received from Apple. In January 1996, the Company repaid approximately $1 million of the amount owed under the term note. On June 28, 1996, the Company negotiated an amendment to the term note with the lender to extend the due date of the term note to March 31, 1997. Pursuant to the amendment, the Company granted the lender a second security interest in all the assets of the Company. The Company is currently negotiating an additional extension with the lender, however, there can be no assurances that the term note will be extended on terms favorable to the Company.

         Market Acceptance. The Company's sales and marketing strategy is targeted to sales of its PC-to- TV videographics products to the Windows, Mac OS markets, including computer manufacturers, VGA graphic card developers and VGA chip developers, as well as to television manufacturers. Although the Company has to date experienced success in penetrating these markets, there can be no assurance that the Company's marketing strategy will continue to be effective and that current customers will continue to buy the Company's products. Market acceptance of the Company's current and proposed products will depend upon the ability of the Company to demonstrate the advantages of its products over other PC-to-TV videographics and connectivity products.

         Reliance on Single Vendor. In the three months ended March 31, 1997, approximately 60% of the components for the Company's products were secured and manufactured on a turnkey basis by a single vendor, Pagg Corporation. In the event that the vendor were to cease supplying the Company, management believes there are alternative vendors for the components for the Company's products. However, the Company would experience short term delays in the shipment of its products.

         Adverse Effects of Reduced Apple Macintosh Sales. Although in the year ended December 31, 1996, the Company increased the sales of Windows-based products as a percentage of total sales, a substantial portion of the Company's sales to date have been derived from products designed for use on Mac OS based personal computers, and the Company expects that sales of products for use with Macintosh computers may represent up to 35% (including direct sales to Apple) of its net sales in 1997. Although sales of Macintosh computers have increased from year to year, there can be no assurance that the Macintosh operating system will continue to be accepted as a platform for personal computer applications. Management believes that other computer platforms, such as Windows, have gained greater acceptance in the Company's markets as these platforms have evolved to support applications similar to those offered for the Macintosh. In addition, there can be no assurance that the Company will be able to make timely and successful introductions of products for other platforms.

         Dependence on Timely Delivery of the FOCUS Scan 300 Chip. The Company is currently completing development of an ASIC called the FOCUS Scan 300 Chip which the Company expects to incorporate into all of its next generation PC-to-TV videographics products. A significant portion of the Company's anticipated revenues and gross margins for 1997 are dependent on the timely completion and delivery of the FOCUS Scan 300 Chip. In the event that the Chip is not available before the end of the third calendar quarter of 1997, the Company's revenues and profitability for 1997 could be adversely effected.

         Technological Obsolescence. The Windows and MAC OS markets are characterized by extensive research and development and rapid technological change resulting in product life cycles of nine to eighteen months. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote substantial efforts and financial resources to enhance its existing products and to develop new products. There can be no assurance that the Company will succeed with these efforts.

         Competition. The Windows and Mac OS markets are extremely competitive. The Company currently competes with other developers of PC-to-TV conversion products and expects to compete in the future with videographic integrated circuit developers. Many of the Company's competitors have greater market recognition and greater financial, technical, marketing and human resources than the Company. Although the Company is not currently aware of any announcements by its competitors that would have a material impact on the Company or its operations, there can be no assurance that the Company will be able to compete successfully against existing companies or new entrants to the marketplace.

          Component Supply Problems. The Company purchases all of its parts from outside suppliers and from time to time experiences difficulty in obtaining some components or peripheral devices. The Company attempts to reduce the risk of supply interruption by evaluating and obtaining alternative sources for various components or peripheral devices. However, there can be no assurance that supply shortages will not occur in the future which could significantly increase the cost, or delay shipment of, the Company's products, which in turn could adversely affect its results of operations.

          Protection of Proprietary Information. Although the Company has filed three patents with respect to its PC-to-TV videographics products, the Company does not currently have any patents. The Company treats its technical data as confidential and relies on internal nondisclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets to protect its proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of the Company's proprietary information or that others will not independently develop products or technology that are equivalent or superior to those of the Company. While it may be necessary or desirable in the future to obtain licenses relating to one or more of its products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms.

         Dependence upon Key Personnel. The Company's success depends, to a significant extent, upon a number of key employees. The loss of services of one or more of these employees, especially the Company's Chief Executive Officer, Thomas L. Massie, could have a material adverse effect on the business of the Company. The Company believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. Competition for such personnel in the computer industry is intense. Although the Company has not in the past experienced difficulty in attracting and retaining qualified personnel, there can be no assurance that the Company will be successful in attracting and retaining such personnel in the future.


                                 USE OF PROCEEDS

         The Company will receive no part of the proceeds from the resale by the Selling Stockholders of the Shares. The gross proceeds to be received by the Company from exercise of all of the Options (assuming that all of the Options are exercised) are approximately $3,201,000 arising from the exercise of 1,470,000 Options with an exercise price of $1.88 per share and 250,000 Options with an exercise price of $1.75 per share. Management intends to use such proceeds for general working capital purposes including expenditures in connection with the development, sales and marketing of future products for the Company.


                              SELLING STOCKHOLDERS

         This Prospectus relates to possible sales by Key Officers and Directors of the Company of Shares issued pursuant to the exercise of options granted under Key Officer Non-Qualified Stock Option Agreements and the 1997 Director Stock Option Plan.

         The following table shows the name of the Optionees, the number of outstanding Shares of Common Stock of the Company beneficially owned by them as of May 30, 1997, and the number of Shares available for resale hereunder.
Because each Key Officer and Optionee may sell all or part of his Shares pursuant to this Prospectus, no estimate can be given as to the amount of Shares that will be held by each Optionee upon termination of this Offering.


                                                    Number of Shares                 Number of Shares
      Name of Selling Stockholder                  Beneficially Owned          Available for Sale Hereunder
      ---------------------------                  ------------------          ----------------------------

Key Officer Non-Qualified Stock
Options

Thomas L. Massie.......................                686,315(1)                       500,000(2)
Brett A. Moyer.........................                  6,885                          250,000(3)
Harry G. Mitchell....................                       0                           170,000(4)

1997 Director Stock Option Plan

John C. Cavalier.......................                119,204(5)                       200,000(6)
U. Haskell Crocker.....................                184,595(7)                       200,000(6)
J. Daniel Shaver.......................                 50,000(8)                       200,000(9)
William B. Coldrick....................                326,809(10)                      100,000(11)
Timothy E. Mahoney.....................                     0                           100,000(11)
Others (12)............................                     0                           200,000


(1)  Includes 72,821 shares of Common Stock held by Mr. Massie's wife and children.  Also includes 250,000 shares issuable  pursuant to stock options exercisable at May 30, 1997 or within 60 days thereafter.
(2)  Represents  shares of Common Stock issuable  pursuant to options granted pursuant to a Key Officer  Non-Qualified  Stock Option
     Agreement,  exercisable  for Common Stock at $1.88 per share and vesting in  accordance  with the following  schedule:  166,667 option shares vesting on March 19, 1998;  166,667 option shares vesting on March 19, 1999; and 166,666 option shares vesting on
     March 19, 2000.
(3)  Represents  shares of Common Stock issuable  pursuant to options granted pursuant to a Key Officer  Non-Qualified  Stock Option
     Agreement, exercisable for Common Stock at $1.75 per share and vesting in accordance with the following schedule: 83,333 option shares vesting on April 21, 1998; 83,333 option shares vesting on April 21, 1999; and 83,334 option shares vesting on April 21,
     2000.
(4)  Represents  shares of Common Stock issuable  pursuant to options granted pursuant to a Key Officer  Non-Qualified  Stock Option
     Agreement, exercisable for Common Stock at $1.88 per share and vesting in accordance with the following schedule: 56,667 option shares vesting on March 19, 1998; 56,667 option shares vesting on March 19, 1999; and 56,666 option shares vesting on March 19,
     2000.
(5)  Includes 6,438 shares of Common Stock held in trust with Mr. Cavalier's wife. Also includes 112,766 shares issuable pursuant to stock options exercisable at May 30, 1997 or within 60 days thereafter.
(6)  Represents  shares of Common Stock  issuable  pursuant to an option  granted  pursuant to the 1997 Director  Stock Option Plan, exercisable  for Common Stock at $1.88 per share,  vesting in  accordance  with the  following  schedule:  75,000 option shares currently  vested;  58,333 option shares vesting on March 19, 1998;  33,333 option shares vesting on March 19, 1999; and 33,334 option shares vesting on March 19, 2000.
(7)  Includes  58,410  shares of Common Stock held  directly by Mr.  Crocker.  Also  includes  13,419  shares  issuable  pursuant to immediately  exercisable  warrants to purchase Common Stock and 112,766 shares issuable pursuant to stock options held directly by Mr. Crocker exercisable at May 30, 1997 or within 60 days thereafter.
(8)  Represents 50,000 shares issuable pursuant to stock options currently exercisable.

                                                        -7-


(9)  Represents  shares of Common Stock  issuable  pursuant to an option  granted  pursuant to the 1997 Director  Stock Option Plan, exercisable  for Common Stock at $1.88 per share,  vesting in  accordance  with the  following  schedule:  50,000 option shares currently  vested;  58,333 option shares vesting on March 19, 1998;  58,333 option shares vesting on March 19, 1999; and 33,334 option shares vesting on March 19, 2000.
(10) Includes 41,450 shares of Common Stock held jointly with Mr.  Coldrick's wife. Also includes 5,000 shares issuable  pursuant to immediately exercisable warrants, and 280,359 shares of Common Stock issuable pursuant to outstanding stock options exercisable at May 30, 1997, or within 60 days thereafter.
(11) Represents  shares of Common Stock  issuable  pursuant to an option  granted  pursuant to the 1997  Director Stock Option Plan, exercisable  for Common Stock at $1.88 per share,  vesting in  accordance  with the  following  schedule:  33,333 option shares vesting on March 19, 1998; 33,333 option shares vesting on March 19, 1999; and 33,334 option shares vesting on March 19, 2000.
(12) The identity and the stockholdings of the individuals to whom the remaining 200,000 options to purchase Shares may be granted is unknown at this time. Pursuant to the terms of the 1997 Director Stock Option Plan, however, options under such plan shall be granted only to members of the Company's Board of Directors.


                              PLAN OF DISTRIBUTION

         Of the 1,920,000 Shares being registered herein for sale by the Selling Stockholders, (i) 920,000 are issuable upon exercise of Options granted to pursuant to Key Officer Non-Qualified Stock Option Agreements, and (ii) 1,000,000 Shares are issuable upon exercise of options granted under the 1997 Director Stock Option Plan. All Shares to be registered hereby are to be offered by the Optionees, and, other than the exercise price of the Options, the Company will receive no proceeds from the sale of Shares offered hereby.

         The Selling Stockholders may sell the Common Stock registered in connection with this Offering on the NASDAQ market system or otherwise. There will be no charges or commissions paid to the Company by the Selling Stockholders in connection with the issuance of the Shares. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders upon sale of the Common Stock offered hereby. The Company will pay the other expenses of this Offering. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of NASDAQ; and (d) ordinary brokerage transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Act may be sold under Rule 144 rather than pursuant to this Prospectus.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109. John A. Piccione, Esq., a partner at Sullivan & Worcester LLP, holds options to purchase 30,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company as of and for the year ended December 31, 1996 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by Wolf & Company, P.C. independent accountants as set forth in their report thereon, which report includes an explanatory paragraph regarding the Company's ability to continue as a going concern, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of FOCUS as of and for the year ended December 31, 1995, included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1996 referred to below have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated April 11, 1996, which included an explanatory paragraph related to the Company's ability to continue as a going concern, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus and specifically made a part hereof by reference: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996; (ii) the Company's Current Report on Form 8K/A-1 filed on January 6, 1997 relating to the Company's acquisition of TView, Inc.; (iii) the Company's Current Report on Form 8-K filed on January 16, 1997 relating to the sale of securities pursuant to Regulation S;
(iv) the Company's Current Report on Form 8-K filed on March 3, 1997 relating to the sale of securities pursuant to Regulation S; (v) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997; (vi) the definitive Proxy Statement dated June 20, 1997 provided to stockholders in connection with the Annual Meeting of Stockholders held on July 25, 1997; and (vii) the description of the Company's Common Stock contained in the Registration Statement on Form SB-2 File No. 33-60248-B filed with the Commission on March 29, 1993, as amended. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement), or in any subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law and the Registrant's Certificate of Incorporation and ByLaws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Second Restated Certificate of
Incorporation and Restated By-laws filed as Exhibits 3.1(a) and 3.2(a), respectively, to the Registrant's Registration Statement on Form SB-2 declared effective on May 24, 1993 (Registration Statement No. 33-60248-B) and incorporated herein by reference. The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to sell, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                -----------------



                                TABLE OF CONTENTS
                                                                   Page

Available Information ...........................................   2
The Company .....................................................   2
Risk Factors ....................................................   3
Use of Proceeds .................................................   6
Selling Stockholders.............................................   6
Plan of Distribution ............................................   8
Legal Matters....................................................   8
Experts..........................................................   9
Incorporation of Certain Documents
  by Reference ..................................................   9
Indemnification of Directors
  and Officers...................................................   9


                                -----------------




                                1,920,000 Shares


                            FOCUS Enhancements, Inc.




                                  Common Stock





                                ________________

                                   PROSPECTUS
                                ________________






                                 August __, 1997

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to the Optionees or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to the Optionees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus and specifically made a part hereof by reference: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996; (ii) the Company's Current Report on Form 8K/A-1 filed on January 6, 1997 relating to the Company's acquisition of TView, Inc.; (iii) the Company's Current Report on Form 8-K filed on January 16, 1997 relating to the sale of securities pursuant to Regulation S;
(iv) the Company's Current Report on Form 8-K filed on March 3, 1997 relating to the sale of securities pursuant to Regulation S; (v) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997; (vi) the definitive Proxy Statement dated June 20, 1997 provided to stockholders in connection with the Annual Meeting of Stockholders held on July 25, 1997; and (vii) the description of the Company's Common Stock contained in the Registration Statement on Form SB-2 File No. 33-60248-B filed with the Commission on March 29, 1993, as amended. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement), or in any subsequently filed document that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

         The Shares of Common Stock offered hereby are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         John A. Piccione, Esq., a partner at Sullivan & Worcester LLP, holds options to purchase 30,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

         The Delaware General Corporation Law, the Company's charter and by-laws provide for indemnification of the Company's directors and officer for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Second Restated Certificate of Incorporation, as amended and Restated By-laws incorporated herein by reference.

         The Underwriting Agreement executed in connection with the Company's initial public offering provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the form of Underwriting Agreement previously filed as Exhibit 1.1 to the Company's Registration Statement on Form SB-2, No. 33-60248-B.

         The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

         Reference is made to the Underwriting Agreement described above, pursuant to which the Registrant agreed to indemnify each underwriter and each person, if any, who controls any underwriter within the meaning of the Act, or the Securities Exchange Act of 1934, as amended, against certain types of civil liabilities arising in connection with the aforementioned Registration Statement or the prospectus contained therein.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

         The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

    Exhibit No.   Description

         4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 [File No. 33-60248-B] and incorporated herein by reference).

         4.2      Second  Restated  Certificate  of  Incorporation,  as amended,
                  (filed as Exhibit 3.1a to the Company's Registration Statement
                  on Form SB-2  [File No.  33-60248-B]  and as an exhibit to the
                  Company's Form 10-QSB dated November 13, 1995 each of which is incorporated herein by reference.
         4.3      Restated  By-laws of Registrant  (filed as Exhibit 3.2a of the
                  Company's  Registration  Statement  on  Form  SB-2  [File  No.
                  33-60248-B] and incorporated herein by reference.
         4.4*     1997 Director Stock Option Plan.
         4.5*     Form of Director Stock Option Agreement.
         4.6*     Key Officer Non-Qualified Stock Option Agreement for Thomas L.
                  Massie.
         4.7*     Key Officer  Non-Qualified Stock Option Agreement for Brett A.
                  Moyer.
         4.8*     Key Officer  Non-Qualified Stock Option Agreement for Harry G.
                  Mitchell.
         5*       Opinion of  Sullivan &  Worcester  LLP  regarding  legality of shares registered hereunder.
         23.1*    Consent  of  Wolf  &   Company,   P.C.,   independent   public
                  accountants.
         23.2*    Consent of Coopers & Lybrand L.L.P.
         23.3*    Consent of KPMG Peat Marwick LLP.
         23.4*    Consent of Sullivan & Worcester LLP (included in Exhibit 5).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information on the plan of distribution;

    provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Shares being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

(c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sudbury, Commonwealth of Massachusetts, on this 8th day of August, 1997.

                                 FOCUS ENHANCEMENTS, INC.


                                 By:  /s/ Thomas L. Massie
                                      Thomas L. Massie
                                      Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 relating to Common Shares has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                    Title                                  Date

/s/ Thomas L. Massie                       Chairman and Chief Executive                        August 8, 1997
Thomas L. Massie                           Officer (Principal Executive
                                           Officer)

/s/ Harry G. Mitchell                      Sr. Vice President, Chief Financial                 August 8, 1997
Harry G. Mitchell                          Officer and Treasurer (Principal
                                           Financial and Accounting Officer)

/s/ John C. Cavalier                       Director                                            August 8, 1997
John C. Cavalier

/s/ William B. Coldrick                    Director                                            August 8, 1997
William B. Coldrick

/s/ U. Haskell Crocker II                  Director                                            August 8, 1997
U. Haskell Crocker II

/s/ Timothy E. Mahoney                     Director                                            August 8, 1997
Timothy E. Mahoney

/s/ J. Daniel Shaver                       Director                                            August 8, 1997
J. Daniel Shaver
